UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2021

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38597	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York 10019
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	AFIN	The Nasdaq Global Select Market
7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	AFINP	The Nasdaq Global Select Market
7.375% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AFINO	The Nasdaq Global Select Market
Preferred Stock Purchase Rights		The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Senior Notes Offering

On September 27, 2021, American Finance Trust, Inc. (the “Company”) issued a press release announcing that the Company and American Finance Operating Partnership, L.P., the Company’s operating partnership subsidiary (the "OP"), plan to offer $400 million aggregate principal amount of seven-year senior notes, subject to market and other conditions (the “Offering”). The closing of the Offering is contingent on the closing of the amendment to the Company's current credit facility maturing April 26, 2022 (the "Credit Facility") as further discussed below. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Anticipated Amended Credit Facility

The Company anticipates amending the Credit Facility by the end of the third quarter or early in the fourth quarter of 2021. The aggregate total commitments under the Credit Facility, as amended, are expected to be increased from $540.0 million to a minimum of $750.0 million in commitments, with the sublimit for letters of credit increased from $15.0 million to $50.0 million and the sublimit for swingline loans increased from $10.0 million to $55.0 million, respectively. The Credit Facility is expected to include an uncommitted “accordion feature” whereby, upon the request of the OP, but at the sole discretion of the participating lenders, the commitments may be increased by up to an additional $500.0 million (but in no event may the aggregate commitments exceed $1.25 billion after all such increases), subject to obtaining commitments from new lenders or additional commitments from participating lenders and certain customary conditions.

The Credit Facility, as amended, will continue to be supported by a pool of eligible unencumbered real estate assets (such pool, the “Unencumbered Pool Properties”) that are owned by the subsidiaries of the OP that will serve as guarantors under the Credit Facility. The Company will be permitted to add or remove eligible unencumbered real estate assets to or from the Unencumbered Pool Properties so long as at any time there are at least 15 Unencumbered Pool Properties with a value of at least $300.0 million, which has been increased from the previous requirement of at least 12 Unencumbered Pool Properties with a value of at least $250.0 million, among other things.

Borrowings under the amended facility are expected to bear interest at either (i) the Base Rate (as defined in the amended facility) plus an applicable spread ranging from 0.45% to 1.05% (reduced from a previous spread of 0.60% to 1.20%) or (ii) LIBOR plus an applicable spread ranging from 1.45% to 2.05%, (reduced from a previous spread of 1.60% to 2.20%), in each case depending on the Company’s consolidated leverage ratio. Additionally, a new pricing mechanism has been added such that if the Company or the OP achieve an investment grade credit rating, the OP will be able to elect for the spread to be based on the credit rating of the Company or the OP, with such spread ranging from 0.0% to 0.40% for the Base Rate loans and 0.7225% to 1.40% for LIBOR loans. The “floor” on LIBOR has been reduced from 0.25% to zero percent, and the facility will include provisions related to the anticipated transition from LIBOR to an alternative benchmark rate.

The Credit Facility, as amended, is expected to have a maturity date in 2026, subject to the Company’s right, subject to customary conditions, to extend the maturity date by up to two additional six-month terms. Borrowings under the amended facility will be able to be prepaid at any time, in whole or in part, without premium or penalty, subject to customary LIBOR breakage costs. The amended facility will also continue to contain events of default relating to customary matters, including, among other things, payment defaults, covenant defaults, breach of representation and warranty, events of default under other material indebtedness, material judgments, bankruptcy events, and change of control events, including certain changes to the composition of the Company’s board of directors and management, including removal of the Company’s chairman and chief executive officer, without a replacement or replacements of comparable experience and reasonably satisfactory to a majority of the lenders being appointed or elected within six months. Upon the occurrence of an event of default, a majority of the lenders will have the right to accelerate the payment on any unpaid outstanding borrowings and other obligations.

As is the case under the existing Credit Facility, the guarantors under the amended facility will have guaranteed, and any wholly owned domestic subsidiary of the OP that directly or indirectly owns or leases a real estate asset added to the Unencumbered Pool Properties will be required to guarantee, the OP’s obligations under the amended facility.

The amended facility will continue to contain various customary operating covenants, including the restricted payments covenant described in more detail below, as well as covenants restricting, among other things, the incurrence of liens, the types of investments the Company may make, fundamental changes, agreements with affiliates and changes in nature of business. The amended facility will continue to have financial maintenance covenants with respect to maximum consolidated leverage, maximum consolidated secured leverage, minimum fixed charge coverage, and minimum net worth, will amend the maximum recourse debt to total asset value covenant to refer to secured recourse debt and include new financial maintenance covenants relating to maximum consolidated unsecured leverage and adjusted net operating income for the Unencumbered Pool Properties to debt service paid on unsecured indebtedness. The maximum consolidated leverage, maximum consolidated secured leverage and maximum consolidated unsecured leverage covenants may be increased for any fiscal quarter in which an acquisition of assets with a purchase price of 10% or more of total asset value occurs, and the next succeeding fiscal quarter so long as no Default or Event of Default has occurred and is continuing; provided that (i) the Company may not elect more than three such increase periods during the term of the amended facility and (ii) any such increase periods shall be non-consecutive.

Under the amended facility, subject to certain exceptions, the provisions on paying dividends or distributions will change from being calculated based on MFFO (as defined in the existing Credit Facility) to AFFO (as defined in the Credit Facility, as amended). The Company will not be able to pay distributions, including cash dividends on equity securities (including the Company’s 7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, and 7.375% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share) in an aggregate amount exceeding 95% of AFFO (as defined in the amended facility), for any look-back period of four consecutive fiscal quarters. However, the amended facility will permit the Company to pay distributions in an aggregate amount not exceeding 105% of AFFO for any applicable period if, as of the last day of the period, the Company is able to satisfy a maximum leverage ratio and a maximum unsecured leverage ratio after giving effect to the payments and also has amounts available for future borrowings under the amended facility of not less than $60.0 million. Moreover, if applicable, during the continuance of an event of default under the amended facility, the Company will not be able to pay cash distributions in excess of the amount necessary for the Company to maintain its status as a REIT. There is no assurance that we will complete the amended facility on all the terms described herein, including achieving commitments for the maximum amounts.

Recent Acquisition and Disposition Activity

Subsequent to June 30, 2021, the Company acquired 31 properties, all located in the United States, for an aggregate total base purchase price of approximately $85.3 million, excluding acquisition related costs. These acquisitions were funded with net proceeds from the Company’s equity at-the-market programs. As of September 26, 2021, the Company has also entered into definitive purchase and sale agreements (“PSAs”) to acquire an additional seven properties for an aggregate contract purchase price of approximately $24.6 million. Finally, the Company has entered into a PSA to dispose of one retail property for a contract purchase price of $2.3 million. The property is encumbered by a mortgage loan of $1.4 million, which closed on August 31, 2021. The PSAs are subject to conditions. There can be no assurance we will complete any of these transactions, or any future acquisitions or other investments, on a timely basis or on acceptable terms and conditions, if at all.

The information contained in this report shall not constitute an offer to sell, or a solicitation of an offer to buy, any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities, in any jurisdiction in which such offer, solicitation or sale is unlawful.

The statements in this Current Report on Form 8-K that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, on the Company, the Company’s tenants and the global economy and financial markets and that the information about rent collections may not be indicative of any future period, as well as those set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 25, 2021, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed on May 6, 2021, and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description
99.1	Press Release dated September 27, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCE TRUST, INC.

Date: September 27, 2021	By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: Chief Executive Officer and President